UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   February 27, 2002

APPLIED DIGITAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Missouri	000-26020	43-1641533
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
400 Royal Palm Way, Suite 410, Palm Beach, Florida	33480
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:        561-805-8000

ITEM 5.        OTHER EVENTS

Amendment to Second Amended and Restated Term and Revolving Credit Agreement

        On February 27, 2002, Applied Digital Solutions, Inc., a Missouri corporation (“ADSX”), entered into Amendment No. 5 to the Second Amended and Restated Term and Revolving Credit Agreement, as amended, with IBM Credit Corporation (“IBM Credit”) extending until April 2, 2002 the payments which were due on March 1, 2002.

Execution of Third Amended and Restated Term Credit Agreement

        On March 1, 2002, ADSX and Digital Angel Share Trust, a newly created Delaware business trust (the “Trust”), entered into a Third Amended and Restated Term Credit Agreement (the “Credit Agreement”) with IBM Credit, which will replace the Second Amended and Restated Term and Revolving Credit Agreement. Upon the completion of the proposed merger between ADSX’s subsidiary, Digital Angel Corporation (“Digital Angel”), and Medical Advisory Systems, Inc. (AMEX: DOC), a Delaware corporation (“MAS”), the Credit Agreement will take effect.

        Amounts outstanding under the Credit Agreement will bear interest at an annual rate of 17% and will mature on February 28, 2003. No principal or interest payments are due until the maturity date. However, the maturity date will automatically be extended for consecutive one year periods if ADSX repays at least 40% of the principal amount outstanding plus accrued interest and expenses prior to February 28, 2003 and an additional 40% of the principal amount outstanding plus accrued interest and expenses prior to February 28, 2004. In any event, all amounts outstanding will be required to be repaid by August 31, 2005. If all amounts outstanding are not repaid by February 28, 2003, the unpaid amount will accrue interest at an annual rate of 25%. If not repaid by February 28, 2004, the annual interest rate increases to 35%.

        Upon completion of the merger between Digital Angel and MAS, in satisfaction of a condition to the consent to the merger of IBM Credit, ADSX will transfer to the Trust all shares of MAS common stock owned by ADSX and, as a result, the Trust will have legal title to approximately 82% of the MAS common stock. ADSX will retain beneficial ownership of the shares. The Trust will be obligated to liquidate the shares of MAS common stock owned by it for the benefit of IBM Credit in the event ADSX fails to make payments, or otherwise defaults, under the Credit Agreement. Such liquidation of the shares of MAS common stock will be in accordance with the SEC rules and regulations governing affiliates.

        The Credit Agreement contains certain debt covenants relating to our financial position and performance. The Credit Agreement also prohibits ADSX from borrowing funds from other lenders, and does not provide for any further advances by IBM Credit. The Credit Agreement limits the amount ADSX may pay its Chief Executive Officer, Richard Sullivan in cash, and prevents ADSX from making certain cash incentive and perquisite payments, including cash payments arising upon a change in control, to various other executive officers.

ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS.

(c)        Exhibits

10.1	Amendment No. 5 to Second Amended and Restated Term and Revolving Credit Agreement, dated as of February 27, 2002, by and among IBM Credit Corporation and Applied Digital Solutions, Inc.
10.2	Third Amended and Restated Term Credit Agreement dated March 1, 2002, by and among IBM Credit Corporation, Digital Angel Share Trust and Applied Digital Solutions, Inc.
10.3	Trust Agreement dated March 1, 2002, by and between Digital Angel Share Trust and Applied Digital Solutions, Inc.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED DIGITAL SOLUTIONS, INC. (Registrant)
Date: March 8, 2002	By:	/s/ EVAN C. MCKEOWN
Evan C. McKeown Vice President and Chief Financial Officer